UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to Note 4. – Related Party Transactions under Part II., Item 8. Financial Statements and Supplementary Data in the Form 10-K for the fiscal year ended June 30, 2012 , of MEI Pharma, Inc. (the “Company”) for a discussion of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of December 21, 2010, by and among the Company, Novogen Limited (“Novogen”) and Novogen Research Pty Limited, a wholly-owned subsidiary of Novogen (“Novogen Research”), pursuant to which the Company agreed to purchase certain assets used in or generated under, or in connection with, the discovery, development, manufacture and marketing of intellectual property and products based on the field of isoflavonoid technology and on compounds known as isoflavones (the “Isoflavone-related Assets”). Pursuant to Section 5.4(d) of the Asset Purchase Agreement (the “Non-Compete Clause”), the Novogen Parties agreed not to exploit, or license or authorize any other person to exploit, the compounds relating to the Isoflavone-related Assets for a period of five years from the closing date under the Asset Purchase Agreement.

On December 5, 2012, MEI Pharma, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Novogen and Novogen Research (together, the “Novogen Parties”), Graham Kelly, an individual (“Kelly”), and Andrew Heaton, an individual (“Heaton”), pursuant to which the Company has granted a limited waiver with respect to the Non-Compete Clause in connection with the proposed acquisition (the “Acquisition”) by Novogen of Triaxial Pharmaceuticals Pty Ltd. (“Triaxial”). The Agreement provides that the Non-Compete Clause will not apply to intellectual property owned or licensed by Triaxial (or any exploitation or licensing thereof) that is acquired by Novogen in the Acquisition and that does not infringe or otherwise violate the intellectual property rights of the Company; provided, that such intellectual property was developed independently and without the use of any proprietary information of the Company.

In consideration of the limited waiver granted by the Company pursuant to the Agreement, upon the execution of the Agreement, Novogen surrendered to the Company for cancellation warrants held by Novogen for the purchase of 1,000,000 shares of the common stock of the Company. In addition, Novogen agreed that, prior to the closing of the Acquisition, it will either distribute to certain officers and directors of Novogen or sell to third parties (excluding Kelly, Heaton, any family member of Kelly or Heaton or any shareholder of Triaxial) all of its remaining warrants for the purchase of 1,247,168 shares of common stock of the Company.

The Agreement contains representations and warranties of the Company and the Novogen Parties that are customary for transactions similar to those contemplated by the Agreement. The Agreement also contains customary indemnification obligations of each party.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement, dated December 5, 2012, between MEI Pharma, Inc., Novogen Limited, Novogen Research Pty Ltd., Graham Kelly and Andrew Heaton.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: December 7, 2012

Exhibit Index

Exhibit No.	Description

10.1	Agreement, dated December 5, 2012, between MEI Pharma, Inc., Novogen Limited, Novogen Research Pty Ltd., Graham Kelly and Andrew Heaton.